UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	August 20, 2014

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The 2010 Stock Incentive Plan (the “Plan”) of RF Industries, Ltd., a Nevada corporation, grants the Board of Directors the authority to reprice any outstanding stock awards under the Plan, and to cancel and re-grant any outstanding stock awards under the Plan and effect any other action that is treated as a repricing for financial accounting purposes. On August 20, 2014 the Board of Directors of RF Industries, Ltd. amended the Plan to eliminate the foregoing authority to reprice stock awards under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 20, 2014	By:	/s/ Mark Turfler
Mark Turfler Chief Financial Officer